                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                     --------------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------


                                  ANCHOR GAMING
             (Exact Name of Registrant as Specified in Its Charter)

           NEVADA                                         88-0304253
    ---------------------                          ------------------------
(State or Other Jurisdiction                            (IRS Employer
of Incorporation or Organization)                      Identification No.)



                             815 PILOT ROAD, SUITE G
                             LAS VEGAS, NEVADA 89119
                                 (702) 896-7568
          (Address, including Zip Code, and Telephone Number, including
             Area Code, of Registrant's Principal Executive Offices)

                     --------------------------------------

                                  ANCHOR GAMING
                              AMENDED AND RESTATED
                         1995 EMPLOYEE STOCK OPTION PLAN

                                  ANCHOR GAMING
                            2000 STOCK INCENTIVE PLAN

                      ANCHOR GAMING STOCK OPTION AGREEMENTS
                              (Full Title of Plan)

                     --------------------------------------


                                                          COPY TO:
          THOMAS J. MATTHEWS                          GLEN J. HETTINGER
       CHIEF EXECUTIVE OFFICER                      HUGHES & LUCE, L.L.P.
       815 PILOT ROAD, SUITE G                   1717 MAIN STREET, SUITE 2800
        LAS VEGAS, NEVADA 89119                      DALLAS, TEXAS 75201
           (702) 896-7568                               (214) 939-5500
(Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

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  TITLE OF EACH CLASS            AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
     OF SECURITIES                TO BE              OFFERING PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED          REGISTERED(1,4)        PER SHARE(2,3,4)     OFFERING PRICE(2,3,4)       FEE(3,4)
---------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
         value                  2,000,000                $32.61               $65,215,010              $17,217
----------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of common stock to be offered or sold pursuant to the antidilution provisions of the Stock Options.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h) of the Securities Act. The amount of shares reserved for issuance and the price per share used in this calculation have been adjusted giving effect to the stock split, as noted in Footnote 4. Accordingly, the price per share of the common stock offered hereunder pursuant to the Anchor Gaming Amended and Restated 1995 Employee Stock Option Plan (the "1995 Plan") is based upon
     (i) 350,000 shares of common stock reserved for issuance under the 1995 Plan subject to options already granted at the exercise price of $49.50 per share (700,000 shares at the exercise price of $24.75, split-adjusted); (ii) 108,000 shares of common stock reserved for issuance under the Anchor Gaming 2000 Stock Incentive Plan (the "2000 Plan") that are not currently subject to outstanding stock options, at a price per share of $82.72 (216,000 shares at the exercise price of $41.36, split-adjusted), which is based upon the average of the high and low prices reported for the common stock on the Nasdaq National Market System on November 1, 2000; and (iii) 542,000 shares of common stock reserved for issuance under the 2000 Plan and subject to stock options already granted thereunder at the exercise price of $71.875 per share (1,084,000 shares at the exercise price of $35.9375, split-adjusted).

(4) The amount of shares to be registered and the proposed maximum offering price per share have been adjusted for the stock split that will be distributed on November 15, 2000 to shareholders of record as of October 31, 2000. The amount of shares to be registered has been adjusted from 1,000,000 shares to 2,000,000 shares, and the proposed maximum offering price per share has been adjusted from $65.22 to $32.61. The Registration Fee has been calculated giving effect to the stock split.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Anchor Gaming (the "Registrant") are incorporated by reference in this Registration Statement (Commission File No. 0-23124):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (the "2000 Annual Report").

     (b) The Registrant's Amendment to its Annual Report on Form 10-K/A for the fiscal year ended June 30, 2000 (the "2000 Annual Report Amendment").

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (d) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on December 23, 1993.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

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ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hughes & Luce, L.L.P. in Dallas, Texas, will opine on the validity of the securities registered hereunder. A partner in such firm is a member of the board of directors of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.7502 of the Nevada General Corporation Law ("NGCL") permits a corporation to indemnify any person who was, or is threatened to be made a party in a completed, pending, or threatened proceeding, whether civil, criminal, administrative, or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee, or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorney's fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.

     With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue, or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Under Section 78.751 of the NGCL, unless indemnification is ordered by a court, the determination must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 permits the Articles of Incorporation or Bylaws to provide for payment to an officer or director of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

     Section 78.7502 also provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in the defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

     The Company's Articles of Incorporation and Bylaws contain provisions requiring it to indemnify its executive officers and directors to the full extent permitted by the Nevada General Corporation Law.

     The Company has entered into indemnity agreements (the "Indemnification Agreements") with certain of its directors and executive officers. Each such Indemnification Agreement provides for indemnification of directors or executive officers, as the case may be, of the Company to the fullest extent permitted by Nevada Law and additionally permits advancing attorneys' fees and all other costs, expenses, obligations, fines and losses, paid or incurred by a director or executive officer generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation thereof, whether conducted by or on behalf of the Company or any other party. If it is later determined that the director or executive officer is or was not entitled to indemnification under applicable law, the Company is entitled to reimbursement by the director or executive officer.

     The Indemnification Agreements further provide that in the event of a change in control of the Company, all matters thereafter arising concerning the rights of directors and executive officers to indemnity payments and expense advances, all determinations regarding excludable claims will be made by a special independent legal counsel engaged by the Company.

     To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors and executive officers, such repeal or limitation may not be effective as to directors and executive officers who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors and executive officers of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

          *5   Opinion of Hughes & Luce, L.L.P
          *23.1 Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5). *23.2 Consent of Deloitte & Touche LLP.
          *24  Power of Attorney is found on page II-6 hereof.
          ----------------------
          * Filed herewith

ITEM 9. UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on November 3, 2000.


                                  ANCHOR GAMING

                                  By:      /s/A THOMAS J. MATTHEWS
                                     -----------------------------------------
                                  Name:    Thomas J. Matthews
                                  Title:   Chief Executive Officer, President,
                                           Director and Chairman of the Board


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Anchor Gaming, hereby severally constitute and appoint David D. Johnson, Thomas J. Matthews and Geoffrey A. Sage, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place and stead, in any and all capacities, to sign Anchor Gaming's Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ JOSEPH MURPHY
----------------------------       Vice President, Chief Operating           November 3, 2000
Joseph Murphy                  Officer--Gaming Operations and Director

/s/ GEOFFREY A. SAGE
----------------------------   Chief Financial Officer, Treasurer and        November 3, 2000
Geoffrey A. Sage                              Secretary

/s/ RICHARD R. BURT
----------------------------   Vice Chairman of the Board and Director       November 3, 2000
Richard R. Burt


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

/s/ STUART D. BEATH
----------------------------                  Director                       November 3, 2000
Stuart D. Beath

/s/ GLEN J. HETTINGER
----------------------------                  Director                       November 3, 2000
Glen J. Hettinger






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